UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 11, 2015

IKANOS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-51532	73-1721486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)
(510) 979-0400
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 11, 2015, Ikanos Communications, Inc. (the "Company") held a special meeting of stockholders (the “Special Meeting”). The final voting results on each of the matters submitted to a vote of the Company’s stockholders at the Special Meeting are set forth below. Each proposal was approved by the Company’s stockholders. Each proposal is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on January 16, 2015 (the “Proxy Statement”). For each of the proposals below, a quorum was present.

Proposal 1: Approval of an amendment to the Company's Restated Certificate of Incorporation and the authorization of the Company's Board of Directors to select and file, in its discretion, one such amendment to effect a reverse stock split of the Company's common stock at a ratio in the range of one-for-five (1:5) to one-for-ten (1:10), with such ratio to be determined in the discretion of the Board. The results of the voting were as follows:

For	Against	Abstain
126,673,236	3,934,971	969,591

Proposal 2: Approval of the adjournment or postponement of the Special Meeting, if necessary, for, among other reasons, the solicitation of additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the proposal set forth in the Proxy Statement. The results of the voting were as follows:

For	Against	Abstain
125,042,198	4,419,469	2,116,135

Item 8.01	Other Events.

On February 11, 2015, the Board of Directors of the Company approved the reverse stock split at a ratio of one-for-ten (1:10), with an effective time at 5:00 PM Eastern Time on February 13, 2015.

On February 11, 2015, the Company issued a press release announcing the reverse stock split. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press release issued by Ikanos Communications, Inc. dated February 11, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 11, 2015

IKANOS COMMUNICATIONS, INC.

By:	/s/ ANDREW S. HUGHES
Andrew S. Hughes Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release issued by Ikanos Communications, Inc. dated February 11, 2015.